UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation)	000-29599 (Commission File Number)	06-1559137 (IRS Employer Identification No.)

900 Bedford Street, Stamford, CT (Address of principal executive offices)		06901 (Zip Code)

Registrant’s telephone number, including area code (203) 252-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Agreement

The disclosure set forth below under item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02          Termination of a Material Definitive Agreement

As previously announced, Patriot National Bancorp, Inc., a Connecticut corporation (“Patriot”) entered into a Merger Agreement, dated November 14, 2021, with American Challenger Development Corp. (“American Challenger”), as amended (the “Merger Agreement”). On July 18, 2022, Patriot and American Challenger entered into a Termination and Release Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Merger Agreement (the “Termination”).

The parties mutually determined that not all closing conditions of the Merger Agreement could be satisfied under the current structure and agreement. Although the parties remain in active discussions regarding a modified transaction, it is uncertain whether a new agreement can be reached. Accordingly, it was by mutual agreement of the companies and was unanimously approved by the Boards of Directors of each company to terminate the existing Merger Agreement. Pursuant to the Termination Agreement, the parties have agreed to release each other from any claims relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

As a result of the Termination, the separate investment agreements entered in connection with the Merger Agreement with (i) Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. and Oaktree Opportunities Fund XI Holdings (Delaware), L.P., (ii) AG Credit Solutions Master Fund II A, L.P., AG Credit Solutions Non ECI Master Fund, L.P., AG Potomac Fund, L.P., AG Capital Solutions SMA One, L.P., AG Cataloochee, L.P., and AG Centre Street Partnership, L.P., and (iii) Eagle Strait I LLC and Eagle Strait II LLC related to a private placement of approximately $540 million of (i) shares of Patriot voting and non-voting common stock, (ii) warrants to purchase shares of non-voting common stock of Patriot, and (iii) shares of preferred stock of Patriot Bank, National Association (Patriot’s wholly owned national bank subsidiary), were automatically terminated in accordance with their terms.

The foregoing description of the Termination and the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the full text of the (i) Merger Agreement and the amendments thereto, which were previously filed by Patriot as (a) Exhibit 2.1 to Patriot’s Current Report on Form 8-K filed with the SEC on November 16, 2021, (b) Exhibit 2.1 to Patriot’s Current Report on Form 8-K filed with the SEC on February 3, 2022 and (c) Exhibit 2.1 to Patriot’s Current Report on Form 8-K filed with the SEC on March 1, 2022; and (ii) the Termination Agreement which is filed herewith as Exhibit 10.1, each of which is incorporated by reference herein.

Item 8.01          Other Events.

On July 20, 2022, Patriot issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination and Release Agreement, dated July 18, 2022.

99.1	Press Letter, dated July 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: July 21, 2022	By:	/s/ Joseph D. Perillo
Joseph D. Perillo
Executive Vice President and Chief Financial Officer